Penn Series Funds, Inc.

Power of Attorney

Joanne B. Mack, whose signature appears below, does hereby constitute and appoint Eileen C. McDonnell, her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign for her and in her name, place and stead, and in the capacity indicated below, any and all Registration Statements of the Penn Series Funds, Inc. (the “Company”) on Form N-1A, any and all amendments thereto and any and all supplements or other instruments in connection therewith relating to the offering of the Company’s shares under the provisions of the Investment Company Act of 1940 and/or the Securities Act of 1933, each such Act as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Joanne B. Mack	Date: April 23, 2013
Joanne B. Mack
Director